Exhibit 99.2

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Financial Report

December 31, 2021

Contents

Independent auditor’s report	1-2

Financial statements

Consolidated balance sheets	3

Consolidated statements of comprehensive income	4

Consolidated statements of shareholder’s equity	5

Consolidated statements of cash flows	6

Notes to consolidated financial statements	7-24

Independent Auditor’s Report

RSM US LLP

Board of Directors

301 HW Opus Holdings, Inc.

Opinion

We have audited the consolidated financial statements of 301 HW Opus Holdings, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, the related consolidated statements of comprehensive income, shareholder’s equity and cash flows for the year ended December 31, 2021, and for the period from February 23, 2020 through December 31, 2020, and the related notes to the consolidated financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and for the period from February 23, 2020 through December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

Dallas, Texas

May 13, 2022

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Balance Sheets

December 31, 2021 and 2020

	2021	2020
Assets

Current assets:
Cash	$9,128,055	$9,226,862
Trade accounts receivable, net of allowance for doubtful accounts of $210,366 and $385,015, respectively	39,665,465	34,870,277
Inventories	93,539,448	67,748,486
Prepaid expenses and other current assets	4,021,943	4,263,023

Total current assets	146,354,911	116,108,648

Property, plant and equipment, net	7,496,904	5,011,211
Deferred tax assets	3,565,340	1,589,916
Intangible assets, net	47,526,904	35,207,754
Goodwill	34,098,843	30,135,738

Total assets	$239,042,902	$188,053,267

Liabilities and Shareholder’s Equity

Current liabilities:
Trade accounts payable	$27,005,910	$22,522,058
Accrued expenses and other current liabilities	11,931,165	9,171,848
Current portion of long-term debt	9,726,631	600,000

Total current liabilities	48,663,706	32,293,906

Deferred tax liabilities	2,237,998	305,513
Revolver and long-term debt, net of current portion and unamortized debt issuance costs	92,553,726	65,306,127

Total liabilities	143,455,430	97,905,546

Commitments and contingencies (Note 10)

Shareholder’s equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no share issued and outstanding	—	—
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	10	10
Additional paid-in capital	91,875,760	88,858,729
Retained earnings (accumulated deficit)	2,669,916	(293,957)
Accumulated other comprehensive income	1,041,786	1,582,939

Total shareholder’s equity	95,587,472	90,147,721

Total liabilities and shareholder’s equity	$239,042,902	$188,053,267

See notes to consolidated financial statements.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statements of Comprehensive Income

Year Ended December 31, 2021, and Period From February 23, 2020

Through December 31, 2020

	2021	Period From February 23, 2020 Through December 31, 2020
Net revenue	$255,317,199	$213,342,925
Cost of goods sold	174,034,779	150,379,032

Gross profit	81,282,420	62,963,893

Selling, general and administrative	71,658,465	54,396,366
Gain on bargain purchase	(1,363,016)	—

Income from operations	10,986,971	8,567,527

Interest expense, net	6,140,164	5,420,993

Income before income taxes	4,846,807	3,146,534

Income tax expense	1,882,924	921,119

Net income	2,963,883	2,225,415

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(541,153)	1,582,939

Comprehensive income	$2,422,730	$3,808,354

See notes to consolidated financial statements.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statements of Shareholder’s Equity

Year Ended December 31, 2021, and Period From February 23, 2020

Through December 31, 2020

	Common Stock		Additional	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Shareholder’s
	Shares	Amount	Paid-in Capital	Deficit)	Income (Loss)	Equity
Balance, February 23, 2020	—	$—	$—	$(2,519,382)	$—	$(2,519,382)
Capital contribution	1,000	10	88,638,000	—	—	88,638,010
Equity-based compensation	—	—	220,739	—	—	220,739
Net income	—	—	—	2,225,415	—	2,225,415
Foreign currency translation gain	—	—	—	—	1,582,939	1,582,939

Shareholder’s equity, December 31, 2020	1,000	10	88,858,739	(293,967)	1,582,939	90,147,721
Capital contribution	—	—	2,752,145	—	—	2,752,145
Equity-based compensation	—	—	264,876	—	—	264,876
Net income	—	—	—	2,963,883	—	2,963,883
Foreign currency translation loss	—	—	—	—	(541,153)	(541,153)

Shareholder’s equity, December 31, 2021	1,000	$10	$91,875,760	$2,669,916	$1,041,786	$95,587,472

See notes to consolidated financial statements.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statements of Cash Flows

Year Ended December 31, 2021, and Period From February 23, 2020

Through December 31, 2020

	2021	Period from February 23, 2020 through December 31, 2020
Cash flows from operating activities:
Net income	$2,963,883	$2,225,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,816,349	4,349,529
Bad debt expense	6,213	182,550
Debt issuance cost amortization	582,649	501,024
Equity-based compensation	264,876	220,739
Deferred income tax	(2,033,023)	(439,374)
Gain on bargain purchase	(1,363,016)	—
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	2,678,342	2,417,881
Inventories	(10,941,086)	7,003,036
Prepaid expenses and other current assets	1,401,451	551,899
Trade accounts payable	3,957	(5,856,847)
Accrued expenses and other current liabilities	1,487,907	2,160,281

Net cash provided by operating activities	868,502	13,316,132

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,944,203)	(426,829)
Acquisitions, net of cash acquired	(26,221,015)	(157,956,866)

Net cash used in investing activities	(29,165,218)	(158,383,695)

Cash flows from financing activities:
Capital contributions	—	88,638,000
Net proceeds on revolver	28,921,346	8,785,772
Proceeds from issuance of long-term debt	6,000,000	60,000,000
Payments on long-term debt	(7,486,396)	(450,000)
Payments of debt issuance costs	—	(2,930,669)

Net cash provided by financing activities	27,434,950	154,043,103

Net change in cash and cash equivalents	(861,766)	8,975,540

Effect of exchange rate changes on cash	762,959	251,322

Cash:
Beginning of period	9,226,862	—

End of period	$9,128,055	$9,226,862

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,390,761	$4,826,088

Cash paid for income tax	$2,609,308	$1,779,963

Supplemental disclosures of noncash transactions:
Parent’s membership units issued as acquisition consideration	$2,752,145	$—

Seller’s note issued as acquisition consideration	$8,356,631	$—

See notes to consolidated financial statements.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 1.     Nature of Business and Organization

HW Opus Holdings, Inc. (Inc.), and its wholly owned subsidiary GS Operating, LLC (formerly known as 301 HW Opus Holdco, LLC), were formed on November 7 and 14, 2019, respectively. The sole purpose of their formation was to acquire certain assets and assume certain liabilities of Gexpro Services US, and to acquire the 100% membership interest of Rexel Magyarország Általános Kereskedelmi és Szolgáltató Kft (Gexpro Services Hungary, together with Gexpro Services US, Gexpro Services) from Rexel USA, Inc. and its affiliate. The transaction was consummated effective February 23, 2020 (LKCM Acquisition), upon the close of business. Inc., together with its consolidated subsidiaries, are collectively referred to as the Company. The operating results of the acquired business are included in the Company’s consolidated financial statements beginning February 24, 2020.

Gexpro Services is a supply-chain solutions provider to original equipment manufacturers (OEM) for production line, field installation, repair and overhaul and aftermarket consumption of hardware, fasteners, nuts, bolts, catalogue parts, gaskets, seals, O-rings, valves and other electronic parts. The Company is headquartered in Irving, Texas, with inventory selling/holding facilities across the United States, Hungary and China. Through NEF Acquisition (Note 3), Gexpro Services was able to expand its footprint to Canada and Mexico in 2021.

GS Holdings RE, LLC (RE) was organized under the laws of Delaware on May 21, 2021. RE was formed and funded for the purposes of acquiring and holding a real estate property under the direction of the Company. The Parent of RE and the Company is the same.

Note 2.     Summary of Significant Accounting Policies

Basis of accounting: The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company’s fiscal year end is December 31. The consolidated financial statements cover the period from January 1, 2021 through December 31, 2021 (the year ended December 31, 2021) and period from February 23, 2020 through December 31, 2020 (the period ended December 31, 2020).

Principles of consolidation: The consolidated financial statements include the financial position, results of operations and cash flows of Inc. and its wholly owned subsidiaries. The Company also analyzes potential interest in other entities to determine if a variable interest entity (VIE) relationship exists. When the Company determines it holds current or potential rights that allows it to direct the activities of another entity, which enables it to potentially receive significant benefits or obligations to absorb potentially significant losses, the Company is determined to have a controlling interest in that VIE. The financial statements of Inc. and RE are consolidated as RE was determined to be a VIE of GS Operating, LLC (a wholly owned subsidiary of the Company), as it has a note receivable of approximately $1,700,000 from RE, and RE’s assets consist of a real estate property with a carrying value of approximately $1,700,000. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received.

During the year ended December 31, 2021, and the period ended December 31, 2020, the Company had entered several accounts receivable sale agreements with financial institutions for the sale of the Company’s accounts receivable from certain customers, which is treated as sales of financial assets. As part of the arrangements, the Company receives upfront payment for the accounts receivable sold and pays interest to financial institutions over the financial institutions’ estimated collection period. Total losses on the sale of accounts receivable during the year ended December 31, 2021, and the period ended December 31, 2020, was approximately $268,000 and $157,000, respectively, and is recorded in the selling, general and administrative expenses in the consolidated statements of comprehensive income.

Inventories: Inventories are stated at the lower of cost and net realizable value. Cost includes purchases of packing components and costs associated with outsourced production. Inventory is relieved based on the moving weighted average method. In circumstances where inventory is deemed obsolete or not saleable due to its condition, or where the inventory cost for an item exceeds its net realizable value, management records a charge to cost of goods sold and reduces the inventory to its net realizable value. As of December 31, 2021 and 2020, the Company recorded an inventory obsolescence reserve in the amount of approximately $2,700,000 and $1,600,000, respectively.

Property, plant and equipment: Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, 10 to 30 years for building and improvements, three to eight years for warehouse and office equipment, three years for computer software, three years for vehicles and over the shorter of the useful life of the assets or term of the underlying leases for leasehold improvements. The costs of repairs, maintenance and minor renewals are charged to expense as incurred.

When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in the income from operations.

Intangible assets: The Company classifies all of intangible assets as definite-lived intangible assets that were initially measured at fair value. Definite-lived intangibles include tradenames, customer contracts and non-compete agreements.

Impairment of long-lived assets: The Company periodically evaluates the carrying value of long-lived assets to be held and used at the asset group level including, but not limited to, intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value would be determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose. There were no such impairment losses recognized for the year ended December 31, 2021, and the period ended December 31, 2020.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

Goodwill: Goodwill is not amortized, but instead, is tested for impairment annually at December 31 of each year or if certain circumstances indicate a possible impairment may exist. The Company makes an initial qualitative evaluation based on the entity’s events and circumstances to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. No impairment was recognized during the year ended December 31, 2021, and the period ended December 31, 2020.

Debt issuance costs: The Company defers certain costs incurred in connection with obtaining financing in accordance with Accounting Standards Update (ASU) 2015-03, and amortizes those costs over the terms of the underlying debt. The amortization expense is included in interest expense in the accompanying consolidated statements of comprehensive income. Amortization of costs is measured based on the effective interest method for term loans and straight-line for the revolver. Unamortized debt issuance costs associated with the term loan and the revolving line of credit are classified as a reduction of long-term debt.

Comprehensive income: The Company reports comprehensive income in the consolidated statements of comprehensive income. Comprehensive income consists solely of net income and foreign currency translation adjustments for the period.

Foreign currency translation: The functional currency of the Company’s foreign subsidiaries is the local currency. Asset and liability accounts are translated at exchange rates existing at the consolidated balance sheet date. Revenue and expense accounts are translated at average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Translation adjustments are recorded as comprehensive income in shareholder’s equity. Gains and losses from foreign currency denominated transactions are recognized in earnings. Translation adjustments are accumulated and recorded as a separate component of shareholder’s equity.

Revenue recognition: The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

The Company’s products are marketed and sold primarily to OEM’s globally. Sales of products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The majority of the Company’s revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of the Company’s products. Revenue from sales of the Company’s products are recognized upon transfer of control to the customer, which is typically when the product has been shipped from its inventory holding facilities in U.S., Hungary, Canada and Mexico.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and an estimate of variable consideration such as, early payment/volume discounts and rebates.

The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The Company has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the Company’s products and not as a separate performance obligation. Amounts billed to customers for shipping are classified as revenue. All outbound shipping and handling costs are classified as selling, general and administrative expense, total costs incurred for the year ended December 31, 2021, and the period ended December 31, 2020, were $1,437,548 and $947,026, respectively.

Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, incentive compensation and associated costs) that are incremental to the acquisition of customer contracts, are required to be capitalized as deferred contract cost on the consolidated balance sheets when the period of benefit is determined to be greater than one year. The Company has elected to apply the practical expedient to expense sales commissions and associated costs as incurred as the expected amortization period would be one year or less.

Payment terms on invoiced amounts range from 10 to 120 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the Company’s products, and not to receive financing from or provide financing to the customer.

Equity-based payments: Accounting guidance for equity-based compensation requires all equity-based payments to employees, including grants of profit interests, to be valued at fair value on the grant date and expensed over the applicable vesting period. For time-based awards, the Company recognizes the estimated fair value of the awards granted, if material, as compensation expense in the consolidated statements of comprehensive income on a straight-line basis over the vesting period. For performance-based awards, if any, the Company recognizes the fair value of the awards granted, if material, as compensation expense when achievement of the performance condition becomes probable.

Business combinations: The Company accounts for business combinations under the acquisition method of accounting in accordance with the Financial Accounting Standard Board (FASB) ASC 805, Business Combinations which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Acquisition-related costs are not included as a component of the acquisition accounting, but are recognized as expenses in the periods in which the costs are incurred. Any changes within the measurement period resulting from facts and circumstances that existed as of the acquisition date may result in retrospective adjustments to the provisional amounts recorded at the acquisition date.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

Concentration of credit risk: The Company maintains cash at several financial institutions in the United States and other foreign countries. Balances for deposit accounts in the United States periodically are in excess of federally insured limits set by the United States Federal Deposit Insurance Corporation (FDIC). Balances deposited in financial institutions located in other foreign countries are not insured by the FDIC. The Company has not experienced any losses related to these accounts in the United States and other foreign countries.

During the year ended December 31, 2021, the Company had two customers that accounted for approximately 25% and 11% of the Company’s revenues, and approximately 12% and 4% of accounts receivable, respectively.

During the period ended December 31, 2020, the Company had two customers that accounted for approximately 31% and 11% of the Company’s revenues, and approximately 25% and 7% of accounts receivable, respectively.

The Company has foreign operations in Hungary, China, Canada and Mexico through its foreign subsidiaries. Total net assets and net income of the foreign operations as of and for the year ended December 31, 2021, were $25,181,826 and $469,047, respectively. Total net assets and net income of the foreign operations as of and for the period ended December 31, 2020, were $15,621,375 and $1,423,300, respectively. Total third-party revenue of the foreign operations for the year ended December 31, 2021, and the period ended December 31, 2020, were $24,051,224 and $17,245,681, respectively.

Advertising: The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expenses for the year ended December 31, 2021, and the period ended December 31, 2020, were $0 and $30,144, respectively.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets relate primarily to intangibles, accrued expenses and seniority premium, business interest expense limitations and deferred tax liabilities relate primarily to goodwill. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes tax liabilities when the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

The Company files income tax returns in the U.S. federal jurisdiction and in foreign countries on behalf of wholly owned foreign subsidiaries.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements: In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of comprehensive income. The new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements.

In December 2019, FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740, and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

In March 2020, FASB issued ASU 2020-04, Reference Rate Reform, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or any other reference rate expected to be discontinued. The ASU is intended to help stakeholders during the global market-wide reference rate transition period. Therefore, it will be in effect for a limited time through December 31, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

Reclassifications: Certain reclassifications have been made to the prior year consolidated financial statements to conform to the current year presentation. These reclassifications had no effect on the previously reported net income, comprehensive income or shareholder’s equity.

Note 3.     Acquisitions

On December 31, 2021, the Company acquired certain assets and assumed certain liabilities of State Industrial Supply, Inc. (SIS) for purposes of providing a growth investment to the Company (SIS Acquisition). The consideration paid is as follows:

Cash	$3,456,835
Seller’s note	8,356,631

$11,813,466

The allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values supported by third-party valuations.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 3.     Acquisitions (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed:

Trade accounts receivable	$2,763,691
Inventories	777,005
Prepaid and other current assets	9,941
Property, plant and equipment	37,118
Identifiable intangible assets:
Tradename	1,500,000
Customer contracts	4,800,000
Noncompete agreements	380,000
Goodwill	3,010,060

Fair value of total assets acquired	13,277,815
Less trade accounts payable	1,464,349

Net assets acquired	$11,813,466

The Company determined the estimated fair value of the intangible assets primarily by using the income approach. This approach required the Company to use significant estimates and assumptions for which there is limited observable market information with respect to forecasted sales, operating profits, royalty rates and the selection of an appropriate discount rate.

At December 31, 2021, the final working capital adjustments related to the acquisition are still being finalized and, as such, the transaction consideration and recorded goodwill are considered provisional.

At the date of the SIS Acquisition, total gross contractual receivables approximates fair value. The Company incurred transaction costs of $104,651, which is included in the selling, general and administrative expenses of the consolidated statements of comprehensive income. Goodwill arising from the acquisition consists primarily of assembled workforce and other intangible assets that do not qualify for separate recognition. Goodwill is deductible for U.S. income tax purpose.

On November 1, 2021, the Company, through its wholly owned subsidiaries in Canada and Mexico, acquired all outstanding shares of NEF Group Inc., as well as certain assets and assumed certain liabilities of NEF Fasteners de Mexico S.A. de C.V. acquired for purposes of providing a growth investment to the Company (NEF Acquisition). The consideration paid is as follows:

Cash	$16,551,985
Parent’s membership units issued to sellers	2,752,145

$19,304,130

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 3.     Acquisitions (Continued)

The allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values supported by third-party valuations. The following table summarizes the allocation of the purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed:

Cash and cash equivalents	$287,805
Trade accounts receivable	3,997,084
Inventories	13,885,013
Prepaid and other current assets	1,235,784
Property, plant and equipment	589,355
Identifiable intangible assets:
Tradename	2,503,250
Customer contracts	5,006,500

Fair value of total assets acquired	27,504,791
Less trade accounts payable	3,506,458
Less accrued expenses and other current liabilities	1,341,103
Less deferred income tax liabilities	1,990,084

Net assets acquired	$20,667,146

The Company determined the estimated fair value of the intangible assets primarily by using the income approach. This approach required the Company to use significant estimates and assumptions for which there is limited observable market information with respect to forecasted sales, operating profits, royalty rates and the selection of an appropriate discount rate.

At December 31, 2021, the final working capital adjustments related to the acquisition are still being finalized and, as such, the transaction consideration and recorded goodwill are considered provisional.

At the date of the NEF Acquisition, total gross contractual receivables approximates fair value. The Company incurred transaction costs of $1,984,524, which is included in the selling, general and administrative expenses of the consolidated statements of comprehensive income.

Gain on bargain purchase of $1,363,016 was recognized in the consolidated statements of comprehensive income and is calculated as the excess of net assets recognized over the consideration transferred. The bargain purchase was primarily attributed to the selling owners were highly motivated to sell.

On June 7, 2021, the Company acquired certain assets and assumed certain liabilities of Omni Fasteners Inc. (Omni) and Orion Industries Inc. (Orion) for $6,500,000 in cash consideration for purposes of providing a growth investment to the Company (Omni Acquisition). The allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values supported by third-party valuations.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 3.     Acquisitions (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed:

Trade accounts receivable	$1,012,848
Inventories	1,245,900
Property, plant and equipment	600,000
Identifiable intangible assets:
Tradename	200,000
Customer contracts	2,530,000
Noncompete agreements	8,000
Goodwill	953,043

Fair value of total assets acquired	6,549,791
Less trade accounts payable	49,791

Net assets acquired	$6,500,000

The Company determined the estimated fair value of the intangible assets primarily by using the income approach. This approach required the Company to use significant estimates and assumptions for which there is limited observable market information with respect to forecasted sales, operating profits, royalty rates and the selection of an appropriate discount rate.

At the date of the Omni Acquisition, total gross contractual receivables approximates fair value. The Company incurred transaction costs of $452,915, which is included in the selling, general and administrative expenses of the consolidated statements of comprehensive income. Goodwill arising from the acquisition consists primarily of assembled workforce and other intangible assets that do not qualify for separate recognition. Goodwill is deductible for U.S. income tax purpose.

On February 23, 2020, the Company acquired certain assets and assumed certain liabilities of Gexpro Services US, as well as the 100% membership interests of Rexel Magyarország Általános Kereskedelmi és Szolgáltató Kft from Rexel USA, Inc. and its affiliate for $158,498,729 in cash for purposes of providing a growth investment to the Company (LKCM Acquisition). The allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with the LKCM Acquisition was based on estimated fair values supported by third-party valuations.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 3.      Acquisitions (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed:

Cash	$541,863
Trade accounts receivable	37,149,343
Inventories	74,278,631
Property, plant and equipment	5,609,662
Prepaid expenses and other current assets	4,644,730
Identifiable intangible assets:
Tradename	16,040,000
Customer contracts	21,560,000
Noncompete agreements	510,000
Goodwill	29,904,624

Fair value of total assets acquired	190,238,853
Less trade accounts payable	24,797,177
Less accrued expenses and other current liabilities	6,942,947

Net assets acquired	$158,498,729

The Company determined the estimated fair value of the intangible assets primarily by using the income approach. This approach required the Company to use significant estimates and assumptions for which there is limited observable market information with respect to forecasted sales, operating profits, royalty rates and the selection of an appropriate discount rate.

At the date of the LKCM Acquisition, total gross contractual receivables approximates fair value. Transaction costs of $3,364,411 incurred by the Company in 2020, which are included in the beginning balance of accumulative deficit. Goodwill arising from the acquisition consists primarily of assembled workforce and other intangible assets that do not qualify for separate recognition. Goodwill is deductible for U.S. income tax purpose.

Note 4.     Property, Plant and Equipment

The following table presents the components of property, plant and equipment as of December 31, 2021 and 2020:

	2021	2020
Land	$212,323	$—
Building and improvements	1,487,677	—
Warehouse and office equipment	3,613,668	2,727,276
Computer software	2,970,320	2,576,268
Leasehold improvements	1,090,439	411,867
Vehicles	750,106	339,932

	10,124,533	6,055,343
Accumulated depreciation	(2,627,629)	(1,044,132)

	$7,496,904	$5,011,211

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 4.     Property, Plant and Equipment (Continued)

During the year ended December 31, 2021, and the period ended December 31, 2020, depreciation expense totaled $1,627,721 and $1,048,313, respectively, and are included in selling, general and administrative expenses of the accompanying consolidated statements of comprehensive income.

Note 5.     Intangible Assets and Goodwill

Intangible assets as of December 31, 2021 and 2020, are as follows:

	Cost	Accumulated Amortization	Net
December 31, 2021:
Tradename	$20,254,416	$(3,071,795)	$17,182,621
Customer contracts	33,850,216	(4,215,137)	29,635,079
Noncompete agreements	900,619	(191,415)	709,204

	$55,005,251	$(7,478,347)	$47,526,904

December 31, 2020:
Tradename	$16,228,872	$(1,378,689)	$14,850,183
Customer contracts	21,779,952	(1,851,786)	19,928,166
Noncompete agreements	517,172	(87,767)	429,405

	$38,525,996	$(3,318,242)	$35,207,754

During the year ended December 31, 2021, and the period ended December 31, 2020, amortization expense totaled $4,188,628 and $3,301,216, respectively, and are included in the selling, general and administrative expense of accompanying consolidated statements of comprehensive income.

As of December 31, 2021, future amortization related to intangible assets are estimated to be as follows:

2022	$5,590,587
2023	5,590,587
2024	5,590,587
2025	5,502,195
2026	5,487,113
Thereafter	19,765,835

$47,526,904

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 5.     Intangible Assets and Goodwill (Continued)

Changes in the carrying amount of goodwill, from February 23, 2020 through December 31, 2021, are as follows:

	U.S.	Hungary	Consolidated
Goodwill, balance at February 23, 2020	$—	$—	$—
Acquisition	27,647,245	2,257,379	29,904,624
Foreign exchange rate effect	—	231,114	231,114

Goodwill, balance at December 31, 2020	27,647,245	2,488,493	30,135,738
Acquisition	3,963,103	—	3,963,103
Foreign exchange rate effect	—	2	2

Goodwill, balance at December 31, 2021	$31,610,348	$2,488,495	$34,098,843

Note 6.     Revolver and Long-Term Debt

In connection with the LKCM Acquisition (Note 3), on February 23, 2020, the Company entered into a credit agreement with a financial institution under which the Company obtained a $60,000,000 term loan and a $15,000,000 revolving line of credit. The revolving line of credit and the term loan are set to expire on February 24, 2025. Availability of the revolving line of credit is reduced by issued and outstanding letters of credit, which are limited to $38,500,000. There were $700,000 outstanding letters of credit as of December 31, 2021.

At December 31, 2021, there was $37,707,118 outstanding on the revolving line of credit. Available borrowings under the revolving line of credit was $92,882 at December 31, 2021.

Borrowings under the credit facility bear interest at a rate equal to the base rate plus an applicable margin or the LIBOR adjusted rate plus an applicable margin. At December 31, 2021, the term loan and revolving line of credit bear interest at 8% and 3.5%, respectively. In addition to paying interest on outstanding principal balances under the credit facility, the Company is required to pay an unused commitment fee equal to 0.25% per annum based on the aggregate amount, for each day during such period, of the available revolving loan commitment. The commitment fee is payable monthly.

Borrowings under the credit facility are secured by the Company’s tangible and intangible assets. The credit facility contains various covenants limiting the Company’s ability to incur indebtedness, grant certain liens, make certain loans, acquisitions and investments, make any material change to the nature of its business, or enter into a merger or sale of assets, including the sale or transfer of interests in the Company. The credit agreement requires the Company to maintain a certain total net leverage ratio and fixed charge ratio, as defined in the agreement, to be reported quarterly. The credit agreement also requires the Company to maintain a certain fixed charge coverage ratio.

In connection with the SIS Acquisition (Note 3), on December 31, 2021, the Company entered into a promissory note with SIS in amount of $8,356,631. The note bears interest at 0.33% per annum and is set to expire on January 5, 2022. This promissory note was paid-off on January 3, 2022.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Notes 6.     Revolver and Long-Term Debt (Continued)

At December 31, 2021 and 2020, principal balances and unamortized debt issuance costs and discounts consist of the following:

	2021	2020
Term note	$58,063,606	$59,550,000
Revolver	37,707,118	8,785,772
Seller’s note	8,356,631	—

	104,127,355	68,335,772
Less unamortized debt issuance costs	(1,846,998)	(2,429,645)
Less current portion	(9,726,631)	(600,000)

Revolver and long-term debt, net of current portion and unamortized debt issuance costs	$92,553,726	$65,306,127

The term loan accrues interest monthly on the unpaid principal balance. The principal balance of the loan is repaid using the term reduction installment table, as defined in the credit agreement.

Subsequent events: In connection with Resolux Acquisition (Note 12), on January 3, 2022, the Company entered a new credit agreement (2022 Credit Agreement) with a financial institution under which the Company obtained an initial $137,000,000 term loan, a $25,000,000 revolving line of credit and a delayed $83,000,000 term loan (together with initial term loan, Term Loan). The revolving line of credit and the Term Loan are set to expire on January 3, 2027 and January 3, 2028, respectively. The proceeds of the initial term loan and $10,000,000 delayed term loan is to fund the Resolux Acquisition, pay-off the previous credit agreement and seller’s promissory note from SIS Acquisition.

At December 31, 2021, maturities of the term loan, which are reflected with the terms of the 2022 Credit Agreement are as follows:

2022	$9,726,631
2023	1,370,000
2024	1,370,000
2025	1,370,000
2026	1,370,000
Thereafter	88,920,724

$104,127,355

Unamortized debt issuance costs and discount relating to the term loan and the line of credit as of December 31, 2021 and 2020, were $1,846,998 and $2,429,645, respectively. Amortization expense related to debt issuance costs and discount were $582,649 and $501,024, respectively, for the year ended December 31, 2021, and the period ended December 31, 2020, and are included with interest expense in the accompanying consolidated statements of comprehensive income.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 7.     Equity-Based Compensation

Effective December 19, 2019, 301 HW Opus Investor, LLC. (the Parent) entered into a Limited Liability Company Agreement (LLC Agreement) which allows the Parent to issue up to 10,000,000 Common Units (Profit Interests). During the period ended December 31, 2020, the Parent granted certain executive members and employees of the Company 11,820 incentive units (Executive Units) and 2,849 bonus units (Employee Units), respectively. There was not any incentive units granted for the year ended December 31, 2021.

A summary of the activity related to the Profit Interests during the year ended December 31, 2021, and the period ended December 31, 2020, are as follows:

	Executive Units	Employee Units
Unvested, February 23, 2020	—	—
Granted	11,820	2,849
Vested	—	—
Forfeited	—	—

Unvested, December 31, 2020	11,820	2,849

Granted	—	—
Vested	(1,182)	—
Forfeited	—	—

Unvested, December 31, 2021	10,638	2,849

For Executive Units, based on the Management Equity Agreement (Equity Agreement), 50% of units will vest over a five-year service period, and 50% will vest upon a change in control of the Company. For Bonus Units, based on the Equity Equivalent Incentive Plan (Incentive Agreement), 100% of units will vest upon a change in control of the Company. ASC 718 states that an employee’s share-based payment becomes vested at the date that the employee’s right to receive or retain equity instruments is no longer contingent on satisfaction of either a performance condition or a service condition, and compensation cost is only recognized for an award of share-based compensation if the requisite service is expected to be rendered (i.e., the awards are expected to vest). Accordingly, for awards for which the forfeiture provisions are so substantial that it is not deemed probable that true vesting will occur (i.e., the awards will become non-forfeitable) no compensation expense would be recognized until such time as it becomes probable the awards will vest and no longer be subject to forfeiture. Therefore, the Company did not record any compensation expenses for units vesting upon a change in control of the Company for the year ended December 31, 2021, and the period ended December 31, 2020. The estimated fair value of these units granted to executive members and employees range from $170 to $212 per share.

The estimated fair value of Executive Units subject to time vesting was approximately $224 per share. Grant-date fair value was determined using the following assumptions in a Monte Carlo simulation similar to the Option-Pricing Method:

Expected holding period	5.00
Risk-free rate	1.30%
Volatility	50.00%

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 7.     Equity-Based Compensation (Continued)

The expected holding period (in years) is based on management’s estimate for a major liquidation event. Volatility is based on the annualized standard deviation using historical values of Gexpro Services’ independently appraised common units. The risk-free interest rate is estimated using the zero coupon U.S. Treasury rates with maturity dates approximating the expected holding period of the common unit on the grant dates. Forfeitures are recognized when they occur.

The Company recognized $264,876 and $220,739 of equity-based compensation expense during the year ended December 31, 2021 and the period ended December 31, 2020, respectively. As of December 31, 2021, $838,806 of unrecognized equity-based compensation expense relates to granted, time-vesting based Executive Units with a weighted-average remaining vesting period of approximately three years.

Note 8.     Income Taxes

The components of the income tax provision for the year ended December 31, 2021 and the period ended December 31, 2020 is as follows:

	2021	2020
Current:
Federal	$2,962,424	$705,586
State	746,359	496,637
Foreign	207,164	158,270

	3,915,947	1,360,493

Deferred:
Federal	(1,647,541)	(135,114)
State	(275,324)	(285,773)
Foreign	(110,158)	(18,487)

	(2,033,023)	(439,374)

Income tax expense	$1,882,924	$921,119

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 8.     Income Taxes (Continued)

The provision for income taxes for the year ended December 31, 2021, and the period ended December 31, 2020, differs from the amount obtained by applying the U.S. federal income tax rate to pretax income due to the following:

	2021	2020
Tax benefit at the federal statutory rate	$1,017,829	$660,772
State taxes, net of federal benefit	333,463	164,761
Permanent differences	969,670	403,523
Foreign income tax credit	(282,444)	(139,784)
Foreign rate differential	(218,588)	(186,378)
Others	62,994	18,225

Income tax expense	$1,882,924	$921,119

Significant components of the Company’s net deferred tax assets and liabilities consisted of the following at December 31, 2021 and 2020:

	2021	2020
Deferred tax assets:
Accrued expenses	$645,477	$111,757
Depreciation and amortization	846,280	493,665
Transaction cost	1,133,957	928,251
Inventory	2,788,935	1,253,128
Foreign tax credit	280,612	305,517
Other	427,028	295,482

Total deferred tax assets	6,122,289	3,387,800

Deferred tax liabilities:
Property, plant and equipment	1,283,318	1,273,578
Goodwill and intangible assets	3,168,072	743,412
Other	343,557	86,407

Total deferred tax liabilities	4,794,947	2,103,397

Net deferred tax assets	$1,327,342	$1,284,403

Tax legislation: On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was signed into law making several changes to the Internal Revenue Code. The changes include, but are not limited to, increasing the limitation on the amount of deductible interest expense, allowing companies to carryback certain net operating losses and increasing the amount of net operating loss carryforwards that corporations can use to offset taxable income. The tax law changes in the Act did not have a material impact on the Company’s income tax provision.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 9.     Employee Benefit Plans

The Company sponsors a qualified defined contribution retirement plan that allows eligible employees to contribute a discretionary percentage of their compensation, subject to annual limits set by the Internal Revenue Service. Employees are eligible for participation in the plan on the first day of the plan year quarter coinciding with or next following date requirements are met. The Company will make matching safe harbor contributions and may make discretionary matching contributions based on the level of employee contribution. Company contributions during the year ended December 31, 2021, and the period ended December 31, 2020, were $ 972,905 and $714,302, respectively.

Note 10.     Commitments and Contingencies

Lease commitments: The Company leases multiple properties under operating leases. Total rental expense for all operating leases was $4,141,526 and $3,005,242 for the year ended December 31, 2021, and the period ended December 31, 2020, respectively. Existing leases may have varying terms including but not limited to terms of renewal or purchase options and escalation clauses.

The following table presents the approximate aggregate future minimum lease payments for non-cancelable operating leases as of December 31, 2021:

2022	$3,152,204
2023	2,613,343
2024	1,903,125
2025	1,631,661
2026	800,624
Thereafter	475,781

$10,576,738

Legal proceedings: In the ordinary course of business, the Company is involved in various legal proceedings. Management is of the opinion that the ultimate resolution of these matters will not have a material adverse effect on the financial position or operating results of the Company.

Note 11.     Related Party Transactions

The Company has entered into a Management Agreement with an affiliated entity of the Parent. For the year ended December 31, 2021, and the period ended December 31, 2020, the Company incurred $1,246,276 and $850,000, respectively in management fees pursuant to this agreement, which is reflected in selling, general and administrative expenses on the accompanying consolidated statements of comprehensive income. At December 31, 2021 and 2020, $300,360 and $230,123 are reflected in accrued expenses relating to this agreement on the accompanying consolidated balance sheets, respectively.

In connection with LKCM Acquisition, the Company also recorded an additional $413,273 in accrued expenses on the accompanying consolidated balance sheets related to transaction cost paid by an affiliated entity of the Parent on behalf of the Company as of December 31, 2021 and 2020.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 12.     Subsequent Events

Management has assessed events occurring subsequent to December 31, 2021, through May 13, 2022, the date the consolidated financial statements were available to be issued, for potential recognition and disclosure in the consolidated financial statements.

On January 3, 2022, the Company, through its wholly owned subsidiaries in Denmark, entered a share purchase agreement with Resorb Holding ApS. The Company obtained all issued and outstanding shares of Resolux ApS for consideration of approximately $34,000,000 in cash, and the issuance of approximately $4,000,000 in membership units of the Parent. The Company incurred and accrued acquisition costs of $1,798,734 during the year ended December 31, 2021, which is included in the selling, general and administrative expenses of the consolidated statements of comprehensive income.

On March 31, 2022, the Company purchased certain assets and assumed certain contracts and obligations from Frontier Technologies Brewton, LLC and Frontier Engineering and Manufacturing Technologies, Inc. for consideration of approximately $26,000,000 in cash, the issuance of approximately $1,500,000 in membership units of the Parent, as well as up to $3,000,000 earn-out payment in the future. The Company incurred and accrued acquisition costs of $38,527 during the year ended December 31, 2021, which is included in the selling, general and administrative expenses of the consolidated statements of comprehensive income.

On April 1, 2022, The Parent of the Company merged with Lawson Products, Inc. (Lawson) and TestEquity Acquisition, LLC for 10,300,000 shares of common stock of Lawson, which were valued at approximately $400 million, with an additional 1,700,000 shares of Lawson common stock remain potentially issuable upon meeting the conditions of certain earnout provisions. Of the 10,300,000 shares of common stock, the Parent received 7,000,000 shares of common stock which were valued at approximately $270 million. The Parent could receive an additional 1,000,000 of the 1,700,000 shares available through the earnout provision. The Company incurred and accrued transaction costs of $893,346 during the year ended December 31, 2021, for preparation of this merger, which is included in the selling, general and administrative expenses of the consolidated statements of comprehensive income. The 2022 Credit Agreement was paid-off from the proceeds of new credit facilities borrowed by Lawson.